                                                                    EXHIBIT 3.63

[SEAL]

                          CERTIFICATE OF INCORPORATION

                                       OF

                            GO LO ENTERTAINMENT, INC.

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

     FIRST: The name of the Corporation is Go Lo Entertainment, Inc.

     SECOND: The registered office and registered agent of the Corporation is:
National Registered Agents, Inc., 9 East Loockerman Street, Dover, DE 19901, County of Kent.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

     FIFTH: The name and address of the incorporator is Christopher A. Fraser, 745 Fifth Avenue, New York, NY 10151.

     SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Law of the Corporation.

     SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on October 3, 2002



                                                /s/ Christopher A. Fraser
                                                --------------------------------
                                                Christopher A. Fraser
                                                Sole Incorporator